EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.Conduent.com

Conduent Reaffirms 2017 Guidance and Reports Second Quarter 2017 Financial Results; Grows New Business Signings and Improves Profitability

Financial and Operational Highlights

•	Revenue of $1,496 million

•	Net loss of ($4) million, GAAP EPS ($0.03); Adj. net income of $36 million, Adj. EPS $0.16

•	Adjusted EBITDA of $157 million, up 6% year-over-year

•	Strong cash flow from operations of $67 million and free cash flow of $69 million

•	New business Total Contract Value (TCV) of $657 million, up 25% year-over-year

•	Expect to meet $430 million of cumulative strategic transformation savings targets by end of FY 2017

FLORHAM PARK, N.J., August 9, 2017 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its second quarter 2017 financial results.

“Our second quarter demonstrated meaningful progress towards building a profitable and growing company. We delivered adjusted earnings in-line with our expectations, advanced our cost savings initiatives, implemented our new go-to-market strategy and continued streamlining our operations,” said Ashok Vemuri, CEO of Conduent.  “While we still have work ahead of us, particularly in our customer experience offering, we continue to drive operational excellence and deliver best-in-class service and experiences for our clients.  We believe we are well positioned to achieve our strategic transformation goals and are making steady progress on creating a One Conduent culture.”

EXHIBIT 99.1

Second Quarter 2017 Results

Second quarter 2017 revenues were $1,496 million, down 7% compared to Q2 2016. Pre-tax loss was ($11) million compared to ($34) million in Q2 2016. The company reported EPS of ($0.03) versus ($0.05) in the same period last year.

Second quarter adjusted operating income was $88 million, with an adjusted operating margin of 5.9% as compared to $77 million, with an adjusted operating margin of 4.8% in Q2 2016. Adjusted EBITDA improved 6% to $157 million, with an adjusted EBITDA margin of 10.5%, as compared with $148 million, with an adjusted EBITDA margin of 9.2% in Q2 2016. The company reported adjusted earnings per share of $0.16 compared to $0.30 in Q2 2016.

Conduent generated $67 million in cash flow from operations during the second quarter and ended the quarter with a cash balance of $309 million. Total debt was $2,130 million as of June 30, 2017.

Headcount of approximately 89,000 as of June 30, 2017 compared with approximately 96,000 as of December 31, 2016.

Total TCV signings of $1,244 million for the quarter were down 42% compared with Q2 2016, driven by lower renewal signings primarily as a result of fewer renewal opportunities compared with Q2 2016. New business TCV was $657 million, up 25% compared with Q2 2016 as a result of key wins and expansion of business with both commercial and public sector clients.

Financial and Strategic Outlook Unchanged

Conduent is reaffirming the following guidance ranges for FY 2017:

(in millions)	FY 2016	FY 2017E
Revenue	$6,408	Down 4.5-6.5% (CC)
Adjusted EBITDA	$635	Up 5%-6%
Free Cash Flow	$(81)	20-30% of Adj. EBITDA

Note: Please refer to the "Non-GAAP Outlook" in the Non-GAAP section below for certain non-GAAP information concerning outlook

“Our 2017 financial targets remain unchanged as we continue to balance our cost savings and investment strategy,” said Brian Webb-Walsh, Conduent CFO. “We have made solid progress in stabilizing our Other segment and still expect this segment to be break-even by mid-2018. While our

EXHIBIT 99.1

revenue trajectory is under pressure, new business signings growth has been strong the last two quarters, which we expect will help improve our revenue trend over the medium term. In addition, free cash flow meaningfully improved compared with last year and we expect to see continued margin expansion in the back half of the year. Overall, we executed on our plan this quarter and believe we are well positioned for the second half of the year."

Conference Call

Management will present the results during a conference call and webcast on August 9, 2017 at 10 a.m. Eastern.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The conference ID for this call is 3476574.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on August 9, 2017. The replay ID is 10109939.

About Conduent

Conduent (NYSE: CNDT) is the world’s largest provider of diversified business services with leading capabilities in transaction processing, automation and analytics. The company’s global workforce is dedicated to helping its large and diverse client base deliver quality services to the people they serve. These clients include 76 of the Fortune 100 companies and over 500 government entities.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily.  Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent manages and modernizes these interactions to create value for both its clients and their constituents. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primarily factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward Looking Statements
This report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health

EXHIBIT 99.1

information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Tyler Scott, Conduent, +1-973-526-7171, tyler.scott@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per-share data)	2017	2016	2017	2016
Revenues
Revenue	$1,485	$1,598	$3,027	$3,271
Related party	11	15	22	27
Total Revenues	$1,496	$1,613	$3,049	$3,298
Costs and Expenses
Cost of services	$1,245	$1,348	$2,532	2,760
Related party cost of services	8	10	15	19
Research and development	3	8	7	18
Selling, general and administrative	153	170	322	353
Restructuring and related costs	36	23	54	49
Amortization of intangible assets	61	62	122	137
Interest expense	34	1	70	2
Related party interest	—	10	—	20
Separation costs	1	16	6	19
(Gain) on sale of asset	(24)	—	(24)	—
Other (income) expenses, net	(10)	(1)	(22)	9
Total Costs and Expenses	1,507	1,647	3,082	3,386
Loss before Income Taxes	(11)	(34)	(33)	(88)
Income tax benefit	(7)	(24)	(19)	(55)
Loss from Continuing Operations	(4)	(10)	(14)	(33)
Income from discontinued operations, net of tax	—	—	4	—
Net Loss	$(4)	$(10)	$(10)	$(33)

Basic Earnings (Loss) per Share:
Continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.17)
Discontinued operations	—	—	0.02	—
Total Basic Loss per Share	$(0.03)	$(0.05)	$(0.07)	$(0.17)

Diluted Earnings (Loss) per Share:
Continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.17)
Discontinued operations	—	—	0.02	—
Total Diluted Loss per Share	$(0.03)	$(0.05)	$(0.07)	$(0.17)

EXHIBIT 99.1

CONDUENT INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2017	2016	2017	2016
Net Loss	$(4)	$(10)	$(10)	$(33)

Other Comprehensive Income (Loss), Net:
Translation adjustments, net	14	(22)	26	(15)
Unrealized (loss) gains, net	—	(1)	2	1
Changes in defined benefit plans, net	(1)	1	—	1
Other Comprehensive Income (Loss), Net	13	(22)	28	(13)

Comprehensive Income (Loss), Net	$9	$(32)	$18	$(46)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$309	$390
Accounts receivable, net	1,374	1,286
Net receivable from former parent company	39	—
Other current assets	264	241
Total Current Assets	1,986	1,917
Land, buildings and equipment, net	262	283
Intangible assets, net	1,023	1,144
Goodwill	3,921	3,889
Other long-term assets	456	476
Total Assets	$7,648	$7,709
Liabilities and Equity
Short-term debt and current portion of long-term debt	$59	$28
Accounts payable	106	164
Accrued compensation and benefits costs	247	269
Unearned income	196	206
Net payable to former parent company	—	124
Other current liabilities	604	611
Total Current Liabilities	1,212	1,402
Long-term debt	2,071	1,913
Pension and other benefit liabilities	171	172
Deferred taxes	592	619
Other long-term liabilities	143	173
Total Liabilities	4,189	4,279

Series A Convertible Preferred Stock	142	142

Common stock	2	2
Additional paid-in-capital	3,828	3,812
Retained deficit	(15)	—
Accumulated other comprehensive loss	(498)	(526)
Net Equity	3,317	3,288
Total Liabilities and Equity	$7,648	$7,709

Shares of common stock issued & outstanding	209,355	202,875
Shares of Series A convertible preferred stock issued & outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(4)	$(10)	$(10)	$(33)
Adjustments required to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	130	134	255	282
Deferred tax (benefit) expense	(25)	19	(31)	24
Gain on investments	(4)	(3)	(7)	(3)
Amortization of debt financing costs	2	—	4	—
Net (gain) loss on sales of businesses and assets	(25)	1	(32)	1
Stock-based compensation	12	6	18	10
Restructuring and related costs	34	20	46	45
Payments for restructuring	(13)	(13)	(22)	(20)
Contributions to defined benefit pension plans	(2)	(1)	(4)	(3)
Provision for receivables	(1)	1	(1)	3
Decrease (increase) in accounts receivable	41	28	(69)	(113)
Increase in other current and long-term assets	(13)	(40)	(46)	(66)
Decrease in accounts payable and accrued compensation	(36)	(73)	(85)	(139)
Decrease in other current and long-term liabilities	(37)	(79)	(54)	(90)
Net change in income tax assets and liabilities	7	(51)	(2)	(76)
Other operating, net	1	—	1	—
Net cash provided by (used in) operating activities	67	(61)	(39)	(178)
Cash Flows from Investing Activities
Cost of additions to land, buildings and equipment	(20)	(25)	(37)	(55)
Proceeds from sales of land, buildings and equipment	33	—	33	—
Cost of additions to internal use software	(7)	(11)	(15)	(20)
Proceeds from sale of businesses, net of adjustments	—	3	—	(53)
Net payments on related party notes receivable	—	3	—	—
Other investing, net	—	(1)	—	—
Net cash provided by (used in) investing activities	6	(31)	(19)	(128)
Cash Flows from Financing Activities
Proceeds on long term debt, net of issuance costs	(8)	2	297	4
Payments on debt	(9)	(6)	(153)	(12)
Net payments on related party notes payable	—	(36)	—	(27)
Net transfers from (payments to) former parent	—	151	(161)	362
Proceeds from exercise of stock options	1	—	3	—
Dividends paid on preferred stock	(3)	—	(5)	—
Other financing	—	(1)	(6)	(1)
Net cash (used in) provided by financing activities	(19)	110	(25)	326
Effect of exchange rate changes on cash and cash equivalents	—	(1)	2	—
Increase (decrease) in cash and cash equivalents	54	17	(81)	20
Cash and cash equivalents at beginning of period	255	143	390	140
Cash and Cash Equivalents at End of Period	$309	$160	$309	$160

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	Gain on sale of asset (2017 only).

EXHIBIT 99.1

Adjusted Operating Income and Operating Margin

We make adjustments to Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Related Party Interest. Interest payments to former parent.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY MMIS. Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	HE charge. Costs associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	Gain of sale of asset (2017 only).

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items:

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY MMIS. Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	HE charge. Costs associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	Gain on sale of asset (2017 only).

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, capital lease additions and the gain on sale of an asset in 2017. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free

EXHIBIT 99.1

Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
(in millions, except earnings per share)	Net Income (Loss)	EPS	Net Income (Loss)	EPS
GAAP as Reported From Continuing Operations	$(4)	$(0.03)	$(10)	$(0.05)
Adjustments:
Amortization of intangible assets	61		62
NY MMIS	1		—
Restructuring and related costs	36		23
Separation costs	1		16
(Gain) on sale of asset	(24)		—
Other (income) expenses, net	(10)		(1)
Less: Income tax adjustments(1)	(25)		(27)
Adjusted Net Income (Loss) and EPS	$36	$0.16	$63	$0.30

(shares)
Weighted average common shares outstanding		204		203
Restricted stock and performance shares		3		3
8% Convertible preferred stock		—		5
Adjusted Weighted Average Shares Outstanding(2)		207		211
(1) Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation for details.
(2) Average shares for the 2017 calculation of adjusted EPS exclude 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of $3 million for the three months ended June 30, 2017. Average shares for the 2016 calculation of adjusted EPS include 5 million shares associated with our Series A convertible preferred stock and excludes the impact of the preferred stock quarterly dividend.

EXHIBIT 99.1

Effective Tax Rate Reconciliation:

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(11)	$(7)	(63.6)%	$(34)	$(24)	(70.6)%
Non-GAAP adjustments(1)	65	25		100	27
Adjusted(2)	$54	$18	33.3%	$66	$3	4.5%
(1) Refer to Net Income (Loss) reconciliation for details.
(2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

Operating Income / Margin Reconciliation:

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(11)	$1,496	(0.7)%	$(34)	1,613	(2.1)%
Adjustments:
Amortization of intangible assets	61			62
NY MMIS	1			—
Restructuring and related costs	36			23
Separation costs	1			16
Interest expense	34			1
Related party interest	—			10
(Gain) on sale of asset	(24)			—
Other (income) expenses, net	(10)			(1)	—
Adjusted Operating Income/Margin	$88	$1,496	5.9%	$77	$1,613	4.8%
(1) Pre-Tax Loss and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

(in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Year Ended December 31, 2016
GAAP Revenue As Reported	$1,496	$1,613	$6,408
NY MMIS charge	—	—	83
Adjusted Revenue	$1,496	$1,613	$6,491
Reconciliation to Adjusted EBITDA
GAAP Net Loss From Continuing Operations	$(4)	$(10)	$(983)
Interest expense	34	1	14
Related party interest	—	10	26
Income tax benefit	(7)	(24)	(244)
Depreciation	34	29	128
Amortization	96	104	485
EBITDA	$153	$110	$(574)
EBITDA Margin	10.2%	6.8%	(8.8)%
EBITDA	$153	$110	$(574)
Goodwill impairment	—	—	935
Restructuring and related costs	36	23	101
Separation costs	1	16	44
NY MMIS	1	—	161
NY MMIS depreciation	—	—	(52)
(Gain) on sale of asset	(24)	—	—
Other (income) expenses, net	(10)	(1)	20
Adjusted EBITDA	$157	$148	$635
Adjusted EBITDA Margin	10.5%	9.2%	9.8%

Free Cash Flow Reconciliation:

(in millions)	Three Months Ended June 30, 2017	Year Ended December 31, 2016
Operating Cash Flow	$67	$108
Cost of additions to land, buildings & equipment	(20)	(149)
Cost of additions to internal use software	(7)	(39)
Proceeds on sale of asset	33	—
Vendor financed capital leases	(4)	(1)
Free Cash Flow	$69	$(81)